Exhibit 99.1

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

Investor Relations Contact:	Company Contact:
Claire McAdams	Greg Swyt
Headgate Partners LLC	Vice President, Finance
530.265.9899	408.545.6088
claire@headgatepartners.com	ir@nanometrics.com

Nanometrics Reports Fourth Quarter and Full Year 2018 Financial Results

Outpacing the Industry with 25% Revenue Growth for the Year; Record Free Cash Flow Generation

MILPITAS, Calif., February 5, 2019 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control systems, today announced financial results for its fourth quarter and full year ended December 29, 2018.

Fourth Quarter and Full Year 2018 Highlights:

-

Record Revenues for the Year, Outpacing Industry Growth. Record revenues of $324.5 million for the year, an increase of 25% over 2017, well outpaced the growth of the overall wafer fab equipment (WFE) industry, driven by over 60% growth in product sales to the memory market. Along with robust conditions in the memory industry and tool-of-record positions with each of the world’s leading semiconductor companies, the company’s outperformance was bolstered by significant competitive wins and increasing market share. In the fourth quarter, foundry, IDM and other device sales rebounded more than 50% over Q3, setting the stage for a significant increase in sales expected from these markets for the forthcoming year.

-

Growth in Earnings Significantly Greater than Revenue Growth, with Record Free Cash Flow. In fiscal 2018, the company increased both gross and operating margins by approximately four percentage points year-over-year, which along with the strong growth in revenues, drove new annual records in operating income, net income, and free cash flow. The company grew earnings significantly faster than revenues, with earnings per share approximately doubling year-over-year, compared to 25% revenue growth. The company reported $103.3 million in cash flow from operating activities, and after capital expenditures of $7.5 million, generated free cash flow of $95.8 million, or 30% of revenues, for fiscal 2018.

-

Completed Acquisition of 4D Technology.  Nanometrics announced the acquisition of 4D Technology on October 29th and closed the transaction on November 15th. 4D expands the company’s served markets into the scientific research, aerospace, industrial, and optics manufacturing markets. For the partial quarter, 4D contributed $2.1 million in revenues and was accretive to earnings per share.

GAAP Results
	Q4 2018	Q3 2018	Q4 2017	FY2018	FY 2017
Revenues (Millions)	$77.0	$76.6	$78.2	$324.5	$258.6
Gross Margin	54.6%	57.0%	56.2%	56.7%	52.9%
Operating Margin	14.1%	18.6%	24.5%	20.5%	16.6%
Net Income (Millions)	$12.0	$11.6	$10.8	$57.6	$30.2
Earnings per Diluted Share	$0.49	$0.47	$0.42	$2.34	$1.17

Non-GAAP Results
	Q4 2018	Q3 2018	Q4 2017	FY2018	FY 2017
Gross Margin	55.7%	57.0%	56.4%	57.0%	53.1%
Operating Margin	16.8%	19.0%	25.3%	21.5%	17.3%
Net Income (Millions)	$13.0	$11.4	$13.6	$58.3	$31.8
Earnings per Diluted Share	$0.53	$0.47	$0.53	$2.37	$1.23

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangibles, severance costs, executive transition and search costs and certain discrete tax items.

“I am pleased to announce strong results for the fourth quarter, which exceeded our prior forecast, even before the inclusion of 4D for a portion of the period,” commented Dr. Pierre-Yves Lesaicherre, president and chief executive officer of Nanometrics. “Our record revenues for the year and 25% growth over 2017 are indicative of the robust memory spending environment early in the year, the strength of our customer positions, and the meaningful new competitive wins announced in both 3D-NAND and DRAM. As expected, the robust conditions in the memory market began to slow down in the second half, and particularly in the fourth quarter.  At the same time, we witnessed a significant increase in activity with our foundry, IDM and other device customers late in the year, with second-half product

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

sales more than doubling over the first half. For the full year, 2018 set new records for the company, and was the fifth straight year of double-digit revenue growth, expanding gross and operating margins, and increasing earnings per share.

“As we look to a slowing memory market entering 2019, we have seen a moderation to our prior sales forecast for the first half of the year. With our current visibility, we expect improvement in memory market conditions to commence in the second half of the year. Our outlook today is for strong growth in sales to the foundry and logic segment in 2019, as well as revenue contribution from 4D in the $15 to $20 million range.  Continued growth in our materials characterization and service businesses will also help to offset the expected declines in memory spending in 2019.”  Dr. Lesaicherre concluded, “While navigating through this period of significantly curtailed plans for memory capital spending, we will continue our R&D investments in support of new products that will drive future growth and outperformance for Nanometrics, while continuing to deliver solid margins, profits and free cash flows.”

Fourth Quarter 2018 Summary

Revenues for the fourth quarter of 2018 were $77.0 million, up 1% from $76.6 million in the third quarter of 2018, and down 2% from $78.2 million in the fourth quarter of 2017. On a GAAP basis, gross margin was 54.6%, compared to 57.0% in the prior quarter and 56.2% in the year-ago period. Operating income was $10.9 million, compared to $14.3 million in the prior quarter and $19.2 million in the year-ago period. Net income was $12.0 million or $0.49 per diluted share, compared to $11.6 million or $0.47 per diluted share in the prior quarter and $10.8 million or $0.42 per diluted share in the fourth quarter of 2017.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, acquisition-related costs, and severance costs, gross margin was 55.7%, compared to 57.0% in the prior quarter and 56.4% in the year-ago period. Non-GAAP operating income, which also excludes acquisition-related costs included in operating costs, executive search and transition costs, and severance costs, was $13.0 million, compared to $14.5 million in the prior quarter and $19.8 million in the fourth quarter of 2017. Non-GAAP net income, which also adjusts for a gain on disposal of property and certain discrete tax and other items, was $13.0 million or $0.53 per diluted share, compared to $11.4 million or $0.47 per diluted share in the prior quarter and $13.6 million or $0.53 per diluted share in the fourth quarter of 2017.

Full Year 2018 Summary

Revenues were $324.5 million, up 25% from $258.6 million in 2017.  On a GAAP basis, gross margin was 56.7%, compared to 52.9% in 2017, and operating income was $66.5 million, compared to $42.8 million in 2017.  Net income was $57.6 million or $2.34 per diluted share, compared to $30.2 million or $1.17 per diluted share in 2017.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, acquisition-related costs, and severance costs, gross margin was 57.0% compared to 53.1% in 2017.  Non-GAAP operating income, which also excludes acquisition-related costs included in operating costs, executive search and transition costs, and severance costs, was $69.9 million in 2018, compared to $44.6 million in 2017. Non-GAAP net income, which also adjusts for a gain on disposal of property and certain discrete tax and other items, was $58.3 million or $2.37 per diluted share, compared to $31.8 million or $1.23 per diluted share in 2017.

Business Outlook

Management expects first-quarter 2019 revenues in the range of $62 to $68 million. Gross margin is expected to be approximately 51.0%, plus or minus 1%, on a GAAP basis and 53.5%, plus or minus 1%, on a non-GAAP basis.  Management expects first-quarter operating expenses to range between $28.0 million and $29.0 million on a GAAP and non-GAAP basis, and earnings in the range of $0.09 to $0.20 per diluted share on a GAAP basis and $0.16 to $0.27 on a non-GAAP basis.

Conference Call Details

A conference call to discuss fourth quarter 2018 results will be held today at 4:30 p.m. EST (1:30 p.m. PST). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. The conference ID is 5877517. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.

Use of Non-GAAP Financial Information

The non-GAAP gross profit, gross margin, operating income, operating income margin, net income, net income per share, which exclude certain expenses, charges and special items, and free cash flow, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude amortization of acquired intangibles assets, acquisition-related charges, severance costs, executive transition and search costs, gain on disposal of property, certain discrete tax items and other discrete adjustments, to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective; however, investors are cautioned that other companies may calculate these measures differently than Nanometrics does, which would limit the usefulness of these financial measures. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.

About Nanometrics

Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection solutions used primarily in the semiconductor manufacturing industry, as well as in the fabrication of other solid-state devices and components in the optoelectronic,

2/8

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

LED and storage industries, and more recently in the industrial, aerospace and scientific research markets. Nanometrics’ process control solutions include automated and integrated metrology systems as well as software and analytics that measure and monitor key elements of device performance and yield, such as critical dimensions, device structures, surface shape and profile, overall topography and various thin film properties, including three-dimensional features and film thickness, as well as the optical, electrical and material properties of various substrates, devices and components. Nanometrics’ solutions enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor and other advanced markets. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on Nasdaq Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.

Forward Looking Statements

Certain statements in this press release, including those found in Dr. Lesaicherre’s quote, under the caption “Business Outlook,” and elsewhere regarding expected future financial or operational performance, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those described in this release.  Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including, but not limited to: decreased levels of industry spending; slowing adoption rates for Nanometrics’ new products; Nanometrics’ inability to gain additional market share, increase sales, ship products as scheduled, achieve customer acceptance of new products or outperform the industry; decreased demand for Nanometrics’ products; shifts in the timing of customer orders and product shipments; technology adoption rates; changes in customer and product mix; changes in market share; changes in operating expenses; and general economic conditions. For additional information and considerations regarding the risks faced by Nanometrics that could cause actual results to differ materially, see its annual report on Form 10-K for the year ended December 30, 2017, as filed with the Securities and Exchange Commission on February 26, 2018 including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement, except as required by law.

3/8

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$110,951	$34,899
Marketable securities	40,841	82,130
Accounts receivable, net	50,854	62,457
Inventories	61,915	52,860
Inventories-delivered systems	180	1,534
Prepaid expenses and other	6,140	6,234
Total current assets	270,881	240,114

Property, plant and equipment, net	47,900	44,810
Goodwill	26,372	10,232
Intangible assets, net	27,326	2,206
Deferred income tax assets	2,569	11,924
Other assets	582	413
Total assets	$375,630	$309,699

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,540	$13,857
Accrued payroll and related expenses	21,658	12,901
Deferred revenue	8,990	7,408
Other current liabilities	9,421	7,249
Income taxes payable	3,164	2,680
Total current liabilities	59,773	44,095

Deferred revenue	1,753	1,661
Income taxes payable	871	860
Deferred tax liabilities	162	179
Other long-term liabilities	219	521
Total liabilities	62,778	47,316

Stockholders’ equity:
Common stock	24	26
Additional paid-in capital	247,983	255,368
Retained earnings	67,402	9,113
Accumulated other comprehensive loss	(2,557)	(2,124)
Total stockholders’ equity	312,852	262,383
Total liabilities and stockholders’ equity	$375,630	$309,699

4/8

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017

Net revenues:
Products	$63,765	$67,555	$275,286	$214,877
Service	13,251	10,650	49,237	43,744
Total net revenues	77,016	78,205	324,523	258,621

Costs of net revenues:
Cost of products	27,417	28,746	112,834	100,910
Cost of service	7,382	5,436	27,311	20,804
Amortization of intangible assets	179	50	284	206
Total costs of net revenues	34,978	34,232	140,429	121,920
Gross profit	42,038	43,973	184,094	136,701

Operating expenses:
Research and development	12,778	10,058	48,188	36,716
Selling	9,451	8,109	37,528	30,839
General and administrative	8,845	6,644	31,795	26,340
Amortization of intangible assets	96	-	96	-
Total operating expenses	31,170	24,811	117,607	93,895
Income from operations	10,868	19,162	66,487	42,806

Other income (expense):
Interest income	2	3	10	8
Interest expense	(78)	(9)	(331)	(92)
Other income, net	850	246	1,358	576
Total other income, net	774	240	1,037	492

Income before income taxes	11,642	19,402	67,524	43,298
Provision for income taxes	(382)	8,604	9,876	13,096
Net income	$12,024	$10,798	$57,648	$30,202

Net income per share:
Basic	$0.50	$0.43	$2.39	$1.19
Diluted	$0.49	$0.42	$2.34	$1.17

Shares used in per share calculation:
Basic	24,131	25,378	24,120	25,334
Diluted	24,481	25,819	24,600	25,919

5/8

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 29, 2018	December 30, 2017
Cash flows from operating activities:
Net income	$57,648	$30,202
Reconciliation of net income to net cash from operating activities:
Depreciation and amortization	6,846	6,920
Stock-based compensation	11,382	8,819
Excess tax benefit from equity awards	1	-
(Gain) Loss on disposal of fixed assets	(759)	631
Inventory write down	3,012	2,020
Deferred income taxes	3,732	6,858
Changes in assets and liabilities:
Accounts receivable	15,156	(19,523)
Inventories	(8,962)	(18,037)
Inventories-delivered systems	1,354	923
Prepaid expenses and other	(407)	(230)
Accounts payable, accrued and other liabilities	11,438	1,049
Deferred revenue	2,399	(915)
Income taxes payable	496	1,886
Net cash provided by operating activities	103,336	20,603

Cash flows from investing activities:
Payment for acquisition of certain assets	(2,000)	(2,000)
Payments to acquire 4D Technology, net of cash acquired	(37,163)	-
Sales of marketable securities	56,279	53,030
Maturities of marketable securities	38,700	77,250
Purchases of marketable securities	(53,523)	(129,766)
Purchase of property, plant and equipment	(7,486)	(5,204)
Proceeds from sale of property, plant and equipment	942	-
Net cash used in investing activities	(4,251)	(6,690)

Cash flows from financing activities:
Proceeds from sale of shares under employee stock option and purchase plans	3,826	5,576
Taxes paid on net issuance of stock awards	(3,609)	(4,135)
Repurchases of common stock under share repurchase plans	(22,987)	(26,999)
Net cash used in financing activities	(22,770)	(25,558)
Effect of exchange rate changes on cash and cash equivalents	(263)	(518)
Net increase in cash and cash equivalents	76,052	(12,163)
Cash and cash equivalents, beginning of period	34,899	47,062
Cash and cash equivalents, end of period	$110,951	$34,899

6/8

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 29, 2018		September 29, 2018		December 30, 2017		December 29, 2018		December 30, 2017
Reconciliation of GAAP gross profit and gross margin to non-GAAP gross profit and gross margin
GAAP gross profit and gross margin, respectively	$42,038	54.6%	$43,634	57.0%	$43,973	56.2%	$184,094	56.7%	$136,701	52.9%
Non-GAAP adjustments:
Severance included in cost of revenues	-	0.0%	-	0.0%	77	0.1%	21	0.0%	404	0.1%
Acquisition-related charges	668	0.9%					668	0.2%
Amortization of intangible assets	179	0.2%	35	0.0%	50	0.1%	284	0.1%	206	0.1%
Non-GAAP gross profit and gross margin, respectively	$42,885	55.7%	$43,669	57.0%	$44,100	56.4%	$185,067	57.0%	$137,311	53.1%

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income and operating margin, respectively	$10,868	14.1%	$14,271	18.6%	$19,162	24.5%	$66,487	20.5%	$42,806	16.6%
Non-GAAP adjustments:
Acquisition-related charges included in cost of revenues	668	0.9%	-		-		668	0.2%
Amortization of intangible assets included in cost of revenues	179	0.2%	35	0.0%	50	0.1%	284	0.1%	206	0.1%
Amortization of intangible assets included in operating expenses	96	0.1%					96	0.0%
Acquisition-related charges included in operating expenses	903	1.2%					903	0.3%
Severance included in cost of revenues	-	0.0%			77	0.1%	21	0.0%	404	0.2%
Severance included in operating expenses	-	0.0%			509	0.6%	339	0.1%	845	0.3%
Executive transition costs	240	0.3%	236	0.3%			1,088	0.3%
Executive search costs	-	0.0%					46	0.0%	355	0.1%
Total non-GAAP adjustments to operating income	2,086	2.7%	271	0.4%	636	0.8%	3,445	1.1%	1,810	0.7%
Non-GAAP operating income and operating margin, respectively	$12,954	16.8%	$14,542	19.0%	$19,798	25.3%	$69,932	21.5%	$44,616	17.3%

Reconciliation of GAAP net income to non-GAAP net income
GAAP net income	$12,024		$11,568		$10,798		$57,648		$30,202
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income	2,086		271		636		3,445		1,810
Gain on Disposal of Property	(874)						(874)
Other Discrete Items	89						89
Discrete tax items and tax effect of non-GAAP adjustments	(279)		(448)		(432)		(1,983)		(2,772)
Tax Reform	-		-		2,569		-		2,569
Non-GAAP net income	$13,047		$11,391		$13,571		$58,325		$31,809

GAAP net income per diluted share	$0.49		$0.47		$0.42		$2.34		$1.17
Non-GAAP net income per diluted share	$0.53		$0.47		$0.53		$2.37		$1.23
Shares used in diluted net income per share calculation	24,481		24,466		25,819		24,600		25,919

7/8

Nanometrics Incorporated 1550 Buckeye Drive Milpitas, CA 95035	Tel: 408.545.6000 Fax: 408.232.5910 www.nanometrics.com

NANOMETRICS INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP RESULTS – (Continued)

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of net cash provided by operating activities to free cash flow
GAAP net cash provided by operating activities	$19,928	$24,437	$5,219	$103,336	$20,603
Purchase of property and equipment	(4,544)	(1,181)	(2,862)	(7,486)	(5,204)
Free cash flow	$15,384	$23,256	$2,357	$95,850	$15,399

8/8